Exhibit 99.1

CallidusCloud Reports Record Q4 Revenue of $30.2 Million, a 20% Year-Over-Year Increase

Record 2013 Revenue of $112.3 Million, an 18% Increase Over Prior Year: Generates $6.1 Million Cash From Operations in Fourth Quarter

PLEASANTON, CA--(Marketwired - Feb 5, 2014) - Callidus Software Inc. (NASDAQ: CALD), a leading provider of Cloud sales and marketing effectiveness software, today announced financial results for the fourth quarter and fiscal year ended December 31, 2013.

"Our fourth quarter results were a strong finish to an excellent year of double digit revenue growth, expanding gross margin and positive non-GAAP operating income," said Leslie Stretch, President and CEO, CallidusCloud. "We are well positioned to accelerate our growth in 2014, with international expansion, new products coming to market and a strong demand for our Lead to Money solutions."

Financial Highlights for the Fourth Quarter 2013
 Total revenue was $30.2 million for the fourth quarter, an increase of 20%. Total recurring revenue was $21.4 million, which includes SaaS revenue of $17.2 million and maintenance revenue of $4.2 million. SaaS revenue increased 18% over the same quarter in the prior year. Services and other revenue of $8.8 million increased 30% compared to the same quarter in the prior year.

GAAP Performance

● Total gross margin was 61% compared to 46% in the same quarter in the prior year. Recurring revenue gross margin was 67% compared to 59% in the same quarter in the prior year.

● Operating loss was $1.6 million compared to $8.0 million in the same quarter in the prior year.

● Net loss was $7.0 million, or ($0.17) per share, compared to a net loss of $9.1 million, or ($0.25) per share, for the same quarter in the prior year.

● Days Sales Outstanding (DSO) on a gross basis increased to 78 days from 67 days in the prior quarter. Adjusting for a $7.0 million increase in total deferred revenue, DSO on a net basis was 64 days compared to 59 days in the third quarter of 2013.

● Cash generated from operations was $6.1 million in the current quarter compared to $5.2 million in the third quarter of 2013.

Non-GAAP Performance

The following non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

● Total gross margin was 64% compared to 53% for the same quarter in the prior year. Recurring revenue gross margin was 70% compared to 65% for the same quarter in the prior year.

● Operating income was $1.8 million compared to an operating loss of $2.4 million for the same quarter in the prior year.

● Net income was $1.7 million, or $0.04 per fully diluted share, compared to a net loss of $2.7 million, or ($0.07) per fully diluted share for the same quarter in the prior year.

Financial Highlights for the Full Fiscal 2013

Total revenue for the full fiscal year was $112.3 million, an increase of 18% over 2012. Total recurring revenue was $81.7 million, which includes SaaS revenue of $65.9 million and maintenance revenue of $15.8 million. SaaS revenue increased 20% over the prior year. Services and other revenue of $30.6 million increased 27% compared to 2012.

GAAP Performance

● Total gross margin for the full fiscal year was 57% compared to 47% in 2012. Recurring revenue gross margin was 65% compared to 58% in the prior year.

● Operating loss for the full fiscal year was $11.7 million compared to $23.9 million in the prior year.

● Net loss for the full fiscal year was $21.4 million, or ($0.55) per share, compared to a net loss of $27.7 million, or ($0.78) per share in the prior year.

● Cash and short term investments ended the year at $36.2 million, compared to $34.1 million in the third quarter of 2013 and $29.2 million at December 31, 2012.

● Cash generated from operations was $13.7 million for the twelve months ended December 31 2013, compared to cash used in operations of $1.7 million for the twelve months ended December 31, 2012.

● Deferred revenue increased to a record $56.7 million which represents a 14% increase compared to the third quarter of 2013 and a 45% increase compared to December 31, 2012.

Non-GAAP Performance

The following non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

● Total gross margin for the full fiscal year was 61% compared to 54% in 2012. Recurring revenue gross margin was 68% compared to 63% in the prior year.

● Operating income for the full fiscal year was $5.2 million compared to an operating loss of $4.7 million in the prior year.

● Net income for the full fiscal year was $3.3 million, or $0.07 per fully diluted share, compared to a net loss of $5.4 million, or ($0.15) per fully diluted share in the prior year.

Business Highlights for the Fourth Quarter 2013

● CallidusCloud hosted a sellout C3 EMEA user conference in London. Leading EMEA customers and partners shared best practice and analysis on the evolution of selling and marketing.

● CallidusCloud launched Territory and Quota Manager, our new solution to address the challenges organizations face when trying to optimize existing sales capacity and plan for growth.

● CallidusCloud sponsored key industry events including Dreamforce in San Francisco, DevLearn in Las Vegas and SiriusDecisions Summit in London.

● CallidusCloud expanded its international footprint with a new office in Mexico City to serve as the company's Latin America hub.

Financial Outlook for 2014 - First Quarter and Full Year

For the first quarter of 2014, the Company expects total revenue to be between $29.0 million to $30.0 million. GAAP operating loss is expected to be between $2.1 million and $2.8 million with ($0.05) to ($0.08) GAAP loss per share. Non-GAAP operating income is expected to be between $1.5 million and $2.0 million with non-GAAP fully diluted earnings per share between $0.02 to $0.04.

For the full year of 2014, the Company expects total revenue to be between $126.0 million to $131.0 million, representing an increase to previous guidance of $125.0 million to $130.0 million. GAAP operating loss is expected to be between $8.3 million and $11.3 million with ($0.23) to ($0.28) GAAP loss per share. Non-GAAP operating income is expected to be between $7.0 million to $9.0 million with non-GAAP fully diluted earnings per share between $0.12 and $0.16.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Standard Time (PST) today to discuss the fourth quarter and fiscal 2013 results and outlook for the first quarter 2014 and full year 2014. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud's website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 800-510-0146 (International callers: 617-614-3449)
Passcode: 51131502
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.
For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ: CALD), doing business as CallidusCloud, is a leading provider of cloud software. CallidusCloud® enables organizations to accelerate and maximize their lead to money process with sales and marketing effectiveness cloud software. CallidusCloud maximizes and accelerates sales and marketing processes for over 2,200 leading organizations. Small, medium and large enterprises across multiple industries and geographies rely on CallidusCloud for better marketing and smarter selling.
For more information, please visit www.calliduscloud.com.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including discussion of our commercial prospects, estimates of revenues, operating expenses, stock-based compensation expense, amortization of acquired intangibles, restructuring, and patent litigation defense costs reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, and other risks detailed in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud's Investor Relations department at 925-251-2248, or from the Investor Relations section of CallidusCloud's website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating CallidusClouds' operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusClouds' industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Our non-GAAP financial measures exclude stock-based compensation expense, purchase acquisition adjustments, restructuring expense, acquisition related expense, patent litigation defense cost, convertible note interest expense, amortization of convertible note issuance cost, convertible note conversion costs and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

©2013. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft, ACom3, Salesforce Assessments, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, and 6FigureJobs are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Recurring	$21,375	$18,473	$81,734	$70,919
Services and other	8,812	6,760	30,603	24,033
Total revenues	30,187	25,233	112,337	94,952
Cost of revenues:
Recurring (1) (2) (8)	7,054	7,605	28,741	30,039
Services and other (1) (2) (8)	4,612	6,035	19,048	20,301
Total cost of revenues	11,666	13,640	47,789	50,340
Gross profit	18,521	11,593	64,548	44,612

Operating expenses:
Sales and marketing (1) (2) (8)	10,400	8,898	34,916	32,442
Research and development (1) (2) (8)	4,159	4,606	17,143	16,643
General and administrative (1) (2) (3) (4) (8)	6,062	5,314	22,951	19,953
Income from settlement and patent licensing	(500)	-	(500)	-
Acquisition related contingent consideration	-	175	-	(1,612)
Restructuring	-	554	1,699	1,115
Total operating expenses	20,121	19,547	76,209	68,541

Operating loss	(1,600)	(7,954)	(11,661)	(23,929)
Debt conversion expense	(4,776)	-	(4,776)	-
Interest income and other income (expense) (5) (6)	(249)	(921)	(2,919)	(3,381)

Loss before provision (benefit) for income taxes	(6,625)	(8,875)	(19,356)	(27,310)
Provision (benefit) for income taxes (7)	355	175	2,055	388

Net loss	$(6,980)	$(9,050)	$(21,411)	$(27,698)

Net loss per share - basic and diluted
Net loss per share	$(0.17)	$(0.25)	$(0.55)	$(0.78)

Shares used in basic and diluted per share computation	41,778	36,359	38,858	35,393

(1) Stock-based compensation included in amounts above by category:
Cost of recurring	171	270	783	1,550
Cost of services	200	447	1,060	2,070
Sales and marketing	496	841	2,420	3,778
Research and development	480	406	1,797	1,782
General and administrative	703	774	4,335	4,475
Total stock-based compensation	2,050	2,738	10,395	13,655

(2) Acquisition, acquired and settlement related asset amortization
Cost of recurring	520	522	2,068	2,036
Cost of services	14	12	51	50
Sales and marketing	233	234	926	880
General and administrative	48	59	225	239
Total acquisition related asset amortization	815	827	3,270	3,205

(3) Acquisition related expense	-	45	-	865
(4) Patent litigation costs	502	317	1,504	1,103
(5) Interest expense on convertible notes	494	703	2,604	2,813
(6) Amortization of convertible note issuance costs	83	134	485	536
(7) Tax benefit from release of valuation allowance	-	-	-	(224)
(8) India operations transfer fee	-	859	-	859

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$28,295	$16,400
Short-term investments	7,866	12,771
Accounts receivable, net	29,216	22,567
Deferred income taxes	-	40
Prepaid and other current assets	6,232	6,718
Total current assets	71,609	58,496

Property and equipment, net	11,351	10,580
Goodwill	31,207	31,207
Intangible assets, net	16,995	21,196
Deferred income taxes, noncurrent	405	392
Deposits and other assets	2,626	2,872
Total assets	$134,193	$124,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,987	$4,705
Accrued payroll and related expenses	7,377	5,854
Accrued expenses	5,395	8,164
Deferred income taxes	1,159	944
Deferred revenue	46,222	35,483
Capital lease obligations	1,308	921
Total current liabilities	64,448	56,071

Deferred revenue, noncurrent	10,432	3,702
Deferred income taxes, noncurrent	155	160
Other liabilities	1,921	2,159
Capital lease obligations, noncurrent	987	8
Convertible notes	14,197	59,215
Total liabilities	92,140	121,315

Stockholders’ equity:
Common stock	45	34
Additional paid-in capital	315,430	255,331
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive income	165	239
Accumulated deficit	(259,157)	(237,746)
Total stockholders’ equity	42,053	3,428
Total liabilities and stockholders’ equity	$134,193	$124,743

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(21,411)	$(27,698)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4,458	3,114
Amortization of intangible assets	4,825	5,094
Provision for doubtful accounts and service remediation reserves	999	595
Stock-based compensation	10,395	13,655
Release of valuation allowance	-	(350)
Loss (gain) on disposal of property and equipment	3	(2)
Amortization of convertible notes issuance cost	485	402
Net amortization on investments	79	358
Debt conversion expense	4,776	-
Acquisition-related contingent consideration	-	(1,612)
Changes in operating assets and liabilities:
Accounts receivable	(7,648)	(1,112)
Prepaid and other current assets	486	(820)
Other assets	(1,276)	662
Accounts payable	(1,702)	914
Accrued expenses	105	(1,106)
Accrued payroll and related expenses	1,861	987
Accrued restructuring	(392)	443
Deferred revenue	17,469	4,576
Deferred income taxes	237	195
Net cash provided by (used in) operating activities	13,749	(1,705)

Cash flows from investing activities:
Purchases of investments	(7,434)	(16,536)
Proceeds from maturities and sale of investments	12,250	38,841
Purchases of property and equipment	(1,704)	(6,692)
Proceeds from disposal of property and equipment	-	2
Purchases of intangible assets	(638)	(6,196)
Acquisitions, net of cash acquired	-	(7,715)
Net cash provided by investing activities	2,474	1,704

Cash flows from financing activities:
Proceeds from issuance of common stock	6,630	5,225
Repurchase of common stock from employees for payment
of taxes on vesting of restricted stock units	(1,298)	(2,346)
Payment of consideration related to acquisitions	(2,903)	(2,660)
Repayment of debt assumed through acquisition	-	(30)
Payment on debt conversion	(4,374)	-
Payment of principal under capital leases	(2,319)	(1,193)
Net cash used in financing activities	(4,264)	(1,004)
Effect of exchange rates on cash and cash equivalents	(64)	22
Net increase (decrease) in cash and cash equivalents	11,895	(983)
Cash and cash equivalents at beginning of period	16,400	17,383
Cash and cash equivalents at end of period	$28,295	$16,400

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Non-GAAP gross profit reconciliation

Gross profit	$18,521	$11,593	$64,548	$44,612

Profit margin, as a % of total revenues	61%	46%	57%	47%
Add back:
Non-cash stock-based compensation	371	717	1,843	3,620
Non-cash amortization of acquired
intangible assets	534	534	2,119	2,086
India operations transfer fee	-	535	-	535
Non-GAAP gross profit	$19,426	$13,379	$68,510	$50,853

Profit margin, as a % of total revenues	64%	53%	61%	54%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$14,321	$10,868	$52,993	40,880
Recurring revenue profit margin, as a % of
recurring revenues	67%	59%	65%	58%
Add back:
Non-cash stock-based compensation	171	270	783	1,550
Non-cash amortization of acquired
intangible assets	520	522	2,068	2,036
India operations transfer fee	-	387	-	387
Non-GAAP Recurring revenue gross profit	$15,012	$12,047	$55,844	$44,853
Recurring revenue profit margin, as a % of
recurring revenues	70%	65%	68%	63%

Non-GAAP operating expense reconciliation:

Operating expenses	$20,121	19,547	$76,209	68,541
Operating expenses, as a % of total
revenues	67%	77%	68%	72%
Add back:
Non-cash stock-based compensation	(1,679)	(2,021)	(8,552)	(10,035)
Non-cash amortization of acquired
intangible assets	(281)	(293)	(1,151)	(1,119)
Acquisition-related expense	-	(45)	-	(865)
Patent litigation and settlement costs	(502)	(317)	(1,504)	(1,103)
Acquisition-related adjustment	-	(175)	-	1,612
Restructuring	-	(554)	(1,699)	(1,115)
India operations transfer fee	-	(324)	-	(324)
Non-GAAP Operating Expenses	$17,659	$15,818	$63,303	$55,592
Non-GAAP Operating expenses, as a %
of total revenues	58%	63%	56%	59%

Non-GAAP operating income (loss) reconciliation:

Operating loss	$(1,600)	(7,954)	$(11,661)	(23,929)
Operating loss, as a % of total
revenues	-5%	-32%	-10%	-25%
Add back:
Non-cash stock-based compensation	2,050	2,738	10,395	13,655
Non-cash amortization of acquired
intangible assets	815	827	3,270	3,205
Acquisition-related expense	-	45	-	865
Patent litigation and settlement costs	502	317	1,504	1,103
Acquisition-related adjustment	-	175	-	(1,612)
Restructuring	-	554	1,699	1,115
India operations transfer fee	-	859	-	859
Non-GAAP Operating income (loss)	$1,767	$(2,439)	$5,207	$(4,739)
Non-GAAP Operating income (loss), as a %
of total revenues	6%	-10%	5%	-5%

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2013	2012	2013	2012

Non-GAAP net loss reconciliation:

Net loss	$(6,980)	$(9,050)	$(21,411)	(27,698)
Net loss, as a % of total
revenues	-23%	-36%	-19%	-29%
Add back:
Non-cash stock-based compensation	2,050	2,738	10,395	13,655
Non-cash amortization of acquired
intangible assets	815	827	3,270	3,205
Acquisition-related expenses	-	45	-	865
Patent litigation and settlement costs	502	317	1,504	1,103
Acquisition-related adjustment	-	175	-	(1,612)
Restructuring	-	554	1,699	1,115
Interest expense on convertible notes	494	703	2,604	2,813
Amortization of convertible note issuance cost	83	134	485	536
Debt conversion expense	4,776	-	4,776	-
India operations transfer fee	-	859	-	859
Tax benefit from release of valuation allowance	-	-	-	(224)
Non-GAAP Net income (loss)	$1,740	$(2,698)	$3,322	$(5,383)
Non-GAAP Net income (loss), as a %
of total revenues	6%	-11%	3%	-6%

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$(0.17)	(0.25)	$(0.55)	$(0.78)
Add back:
Non-cash stock-based compensation	0.05	0.08	0.27	0.38
Non-cash amortization of acquired
intangible assets	0.02	0.02	0.08	0.09
Acquisition-related expenses	-		-	0.02
Patent litigation and settlement costs	0.01	0.01	0.04	0.03
Acquisition-related adjustment	-	0.01	-	(0.04)
Restructuring	-	0.02	0.04	0.03
Interest expense on convertible notes	0.01	0.02	0.07	0.08
Amortization of convertible note issuance cost	-	-	0.01	0.02
Debt conversion expense	0.11	-	0.12	-
India operations transfer fee	-	0.02	-	0.02
Tax benefit from release of valuation allowance	-	-	-	(0.01)
Diluted shares impact on non-GAAP basis	0.01	-	(0.01)	0.01
Non-GAAP net income (loss) per diluted share	$0.04	$(0.07)	$0.07	$(0.15)

Basic and fully diluted shares reconciliation:

Basic shares	41,778	36,359	38,858	35,393
Add back:
Weighted average effect of dilutive securities	7,382	-	8,910	-
Diluted shares	49,160	36,359	47,768	35,393

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(In thousands)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because of the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
Three months ended
March 31, 2014
	GAAP	Non-GAAP
Total Revenue	$29,000 - $30,000	$29,000 - $30,000
Operating Income (a)	($2,100) - ($2,800)	$1,500 - $2,000
Net income (loss) per diluted share (c)	($0.05) - ($0.08)	$0.02 - $0.04

Twelve months ended
December 31, 2014
	GAAP	Non-GAAP
Total Revenue	$126,000 - $131,000	$126,000 - $131,000
Operating Income (b)	($8,300) - ($11,300)	$7,000 - $9,000
Net income (loss) per diluted share (c)	($0.23) - ($0.28)	$0.12 - $0.16

(a)
Estimated non-GAAP amounts above for the three months ending March 31, 2014, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $800 - $850 thousand, estimated stock-based compensation expense of approximately $2.7 - $3.0 million, patent litigation and settlement costs of approximately $500 - $550 thousand.

(b)
Estimated non-GAAP amounts above for the twelve months ending December 31, 2014, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.2 - $3.4 million, estimated stock-based compensation expense of approximately $12.2 - $13.2 million, and patent litigation and settlement costs of approximately $1.7 - $1.9 million.

(c)	Non-GAAP fully diluted share count is between 49.0 million to 50.5 million. GAAP share count is between 46.0 million to 48.5 million.

Contact Information

Investor Relations Contact
Ken Goff
CallidusCloud
925-251-2248
ir@calliduscloud.com

Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

 Press Contact:
Giles House
CallidusCloud
925-251-2200
pr@calliduscloud.com